UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2016

ENTEGRIS, INC.

(Exact name of registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Entegris, Inc. held its 2016 Annual Meeting of Stockholders on May 17, 2016 (the “Annual Meeting”). As of the record date for the Annual Meeting, April 1, 2016, 140,829,976 shares of the Registrant’s Common Stock were issued and outstanding and entitled to vote on the matters presented at the Annual Meeting. Holders of 135,416,368 shares of our Common Stock, or 96.15% of the outstanding shares entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in person or by proxy. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in Entegris’ 2016 Proxy Statement, filed with the Commission on April 15, 2016.

1.	Votes regarding the persons elected to serve as directors for a term expiring in 2017 were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Michael A. Bradley	125,842,820	461,126	24,171	9,088,251
Marvin D. Burkett	125,769,152	528,526	30,439	9,088,251
R. Nicholas Burns	125,773,740	526,354	28,023	9,088,251
Daniel W. Christman	124,947,223	1,354,504	26,390	9,088,251
James F. Gentilcore	125,767,588	535,075	25,454	9,088,251
James P. Lederer	125,786,868	509,792	31,457	9,088,251
Bertrand Loy	125,880,281	430,921	16,915	9,088,251
Paul L.H. Olson	125,874,444	428,452	25,221	9,088,251
Brian F. Sullivan	125,790,212	513,414	24,491	9,088,251

2.	The appointment of KPMG LLP as our independent registered public accounting firm for 2016 was ratified. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
130,572,559	4,794,384	49,425

3.	Advisory vote on Executive Compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
124,958,589	1,259,720	109,808	9,088,251

4.	Approval of amendment to the Entegris, Inc. Employee Stock Purchase Plan to Increase the Share Reserve by 2,000,000 shares. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
124,907,121	1,315,440	105,556	9,088,251

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 18, 2016	By	/s/ Peter W. Walcott.
Peter W. Walcott,
Senior Vice President